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                                                                EXHIBIT 12-A

                                  OTTER TAIL POWER COMPANY
                      CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                                 For the
                                                                                                                Six Months
                                                         Year Ended December 31                                Ended June 30
                                       -----------------------------------------------------------------  -------------------------
                                           1991          1992          1993        1994          1995        1995          1996
                                       -----------   -----------   -----------  -----------  -----------  -----------   -----------
Consolidated Net Income           1    $26,095,565   $26,538,112   $27,369,011  $28,474,794  $28,945,442  $14,043,713   $16,011,605


Add:
 Income Taxes:
   Above the line                      $14,827,734   $14,024,432   $14,331,210  $15,930,736  $16,583,504   $9,139,136    $8,849,516
   Below the line                         $405,188     ($154,468)    ($286,878)    ($49,702)   ($424,947)   ($643,326)    ($534,531)
     TOTAL INCOME TAX EXPENSE     2    $15,232,922   $13,869,964   $14,044,332  $15,881,034  $16,158,557   $8,495,810    $8,314,985


Add:
 Total Interest*                  3    $12,236,597   $13,222,271   $13,880,870  $13,749,080  $15,222,444   $7,402,651    $7,850,535


     ADJUSTED EARNINGS            4    $53,565,084   $53,630,347   $55,294,213  $58,104,908  $60,326,443  $29,942,174   $32,177,125
       (1)+(2)+(3)


Ratio of Earnings to Fixed Charges        4.38           4.06          3.98         4.23         3.96        4.04           4.10
         (4) DIVIDED BY (3)


* Includes interest on long-term debt, other interest charges and amortization of debt expense, premium and discount.